Exhibit 15.1

We consent to the incorporation of our audit report dated March 7, 2006 with respect to the consolidated financial statements of Dynasty Gaming, Inc. included in Form 20-F dated July 10, 2006.

/s/ Horwath Appel

Horwath Appel
Montreal, Quebec

July 7, 2006